Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: May 16, 2018

FOR IMMEDIATE RELEASE

HORIZON BANCORP, INC. ANNOUNCES THREE-FOR-TWO STOCK SPLIT

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. announced today that its Board of Directors has declared a 3-for-2 stock split on Horizon’s authorized and outstanding shares of common stock. Shareholders of record as of the close of business on May 31, 2018, the record date, will be entitled to receive an additional half share for each share of common stock held.
Shareholders will receive cash in lieu of any fractional share of common stock that they otherwise would have been entitled to receive in connection with the split, except that those shareholders participating in Horizon’s dividend reinvestment and stock purchase plans will have fractional shares of common stock credited to their accounts.  The price paid for fractional shares will be based on the average closing price of a share of common stock as reported on the NASDAQ Global Select Market for the five trading days immediately prior to the record date.
In connection with the 3-for-2 stock split, the Board of Directors has approved an amendment to Horizon’s Articles of Incorporation to increase the amount of authorized common shares in the same proportion. The amendment will become effective upon approval by the Indiana Secretary of State, and the 66 million common shares presently authorized will become 99 million authorized common shares.
The additional shares issued in the stock split are expected to be distributed to shareholders on June 15, 2018. Horizon common shares are expected to begin trading on a split-adjusted basis on or about June 18, 2018, or such other date specified by NASDAQ.
Craig M. Dwight, Horizon’s Chairman and Chief Executive Officer, stated: “Horizon has a strong and stable shareholder base, and we appreciate the large number of long-term, loyal shareholders.  This split is intended to improve the liquidity for our stock by making more shares available in the marketplace, and to make our stock affordable and attractive to investors.  We believe Horizon offers the opportunity to invest in a growing community bank that has consistently offered an attractive cash dividend and solid growth.”
The stock split will increase Horizon’s outstanding shares from approximately 25.6 million shares prior to the split to approximately 38.4 million shares.

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About Horizon
Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern, central and the Great Lakes Bay regions of Michigan through its commercial banking subsidiary Horizon Bank. Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp, Inc. may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.
Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.
Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp, Inc.
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280